UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 15, 2017, Tellurian Inc., a Delaware corporation (the “Company”) entered into a Distribution Agency Agreement (the “Distribution Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”). Pursuant to the terms of the Distribution Agreement, the Company may sell shares of its common stock, $0.01 par value per share, from time to time on the NASDAQ Capital Market or any other market for the common stock in the United States, through Credit Suisse acting as sales agent, for aggregate sales proceeds of up to $200,000,000 (the “Offering”).

Under the Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day, and any minimum price below which sales may not be made.

Subject to the terms and conditions of the Distribution Agreement, Credit Suisse may sell the shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Capital Market, on any other existing trading market for the shares, or to or through a market maker. Credit Suisse may also sell the shares by other methods permitted by law, including in a privately negotiated transaction with the prior consent of the Company.

The Distribution Agreement provides that Credit Suisse will be entitled to compensation for its services at a fixed commission rate equal to 3.0% of the gross sales price per share sold through it as the Company’s sales agent under the Distribution Agreement.

The Company has no obligation to sell any shares under the Distribution Agreement, and the Company or Credit Suisse may suspend the Offering subject to certain conditions. The Company has agreed in the Distribution Agreement to provide indemnification and contribution to Credit Suisse against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-216011), filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2017. The Company filed a prospectus supplement, dated March 15, 2017, with the SEC in connection with the Offering.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Davis Graham & Stubbs LLP relating to the legality of the shares of common stock being offered pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Distribution Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue Senior Vice President and Chief Financial Officer
(as Principal Financial Officer)

Date: March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Distribution Agency Agreement, dated as of March 15, 2017, between Tellurian Inc. and Credit Suisse Securities (USA) LLC

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)